UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2005

MERCATOR PARTNERS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Fountain Square, 11911 Freedom Drive, Suite 1080, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 995-5533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 15, 2005, the initial public offering (“IPO”) of 575,000 Series A Units (“Series A Units”) and 5,290,000 Series B Units (“Series B Units”) of Mercator Partners Acquisition Corp. (the “Company”), including 75,000 Series A Units and 690,000 Series B Units issued upon exercise of the underwriters’ over-allotment option, was consummated. Each Series A Unit consists of two shares of Common Stock, $.0001 par value per share (“Common Stock”), five Class W Warrants (“Class W Warrants”), each to purchase one share of Common Stock, and five Class Z Warrants (“Class Z Warrants”), each to purchase one share of Common Stock. Each Series B Unit consists of two shares of Class B Common Stock, $.0001 par value per share (“Class B Stock”), one Class W Warrant and one Class Z Warrant. The Series A Units were sold at an offering price of $10.50 per Series A Unit and the Series B Units were sold at an offering price of $10.10 per Series B Unit, generating gross proceeds of $59,466,500. Audited financial statements as of April 15, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release announcing the consummation of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated April 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2005	MERCATOR PARTNERS ACQUISITION CORP.

	By:	/s/ Rhodric C. Hackman
Rhodric C. Hackman
President